YoB + + Exhibit 99.2

` Q1 2026 Shareholder Letter 1

Q1 2026 Shareholder Letter 2

To Our Shareholders ZipRecruiter opened 2026 with a strong first quarter, delivering revenue of $107.5 million and beating the midpoint of guidance. Net loss was $(4.7) million, equating to a net loss margin of (4)%. Adjusted EBITDA came in above the high end of our guidance range at $9.7 million, or a 9% Adjusted EBITDA margin. At ZipRecruiter, our mission is to actively connect people to their next great opportunity. We do that by playing the role of active matchmaker. Increasing direct, meaningful conversations between employers and job seekers is a central focus of our R&D, and in Q1 we saw engagement increase across multiple metrics. ● Our next generation AI-powered matching technology drove a 37% increase in applications. After over a year of training and testing, in Q1 we launched our next generation search and matching engine and the impact was immediate: for job seekers using the new engine, application volume increased 37%. ● Our newly launched product “Be Seen First” had rapid adoption from job seekers and continues to drive significantly more consideration from employers. 12% of all applicants in Q1 chose to “Be Seen First,” and Be Seen First candidates are nearly 2x more likely to receive a message from employers than other candidates1. Over the past year, we’ve deployed multiple products and enhancements across both sides of our marketplace. From ZipIntro and our redesigned resume database to Be Seen First and our next generation search and matching engine, each innovation is focused on the same goal: driving more conversations between employers and job seekers. This momentum is reflected in both our data and job seeker app store reviews. With a 4.9 rating and over 1 million combined reviews across both the Google and Apple app stores, ZipRecruiter has long been the #1 rated job search mobile app on iOS & Android2. Over the course of Q1, positive app reviews mentioning getting a call from an employer or landing an interview trended noticeably higher compared to Q4. We believe the most valuable thing we can do for job seekers is get them into conversations with employers, and the most valuable thing we can do for employers is deliver them candidates they want to engage with. The data is moving in the right direction: the app store reviews are one signal. The product data is another. Together, they tell a consistent story: the quality of connections happening on ZipRecruiter is meaningfully improving. 2 Based on job seeker app ratings, during the period of January 2017 to January 2026 from AppFollow for ZipRecruiter, Glassdoor, Indeed, LinkedIn, and Monster. 1 Based on ZipRecruiter internal data, March 2026 Q1 2026 Shareholder Letter 3

All of these improvements were delivered into what is still a sluggish hiring market. In Q1, the quits rate and total hires remained near their lowest levels since 2015 and job openings were down 3% year-over-year3. In spite of this subdued hiring environment, ZipRecruiter outperformed on Q1 results and we believe this is due to our product improvements and the efficacy of our marketplace. The pace of innovation across our marketplace is accelerating. In a market where many companies are competing on the breadth of their AI capabilities, we believe the long-term winners will be those that translate technology into real outcomes — employers finding the right person, job seekers landing the right role. That is the bet we are making. We believe the quality of our marketplace has never been stronger, and that we are building a business that will capture disproportionate share as the hiring market normalizes. Q1 is evidence that we are moving in the right direction. We look forward to showing you more. _____________________ ________________________  Ian Siegel   David Travers Chief Executive Officer President and interim Chief Financial Officer 3 Source: U.S. Bureau of Labor Statistics, Total nonfarm job openings, Q1 2026 Q1 2026 Shareholder Letter 4

First Quarter 2026 Key Results Q1’26 Revenue $107.5 million (2)% y/y Quarterly Paid Employers4 63.3K 0% y/y Revenue per Paid Employer4 $1,698 (2)% y/y Gross Margin 89% Net Income (Loss) $(4.7) million Net Income (Loss) Margin (4)% Adjusted EBITDA4 $9.7 million Adjusted EBITDA Margin4 9% Quarterly Guidance Q2’26 Revenue $109 - $115 million Adjusted EBITDA4 Adjusted EBITDA margin $10 - $16 million 9% - 14% 4 See “Key Operating Metrics and Non-GAAP Financial Measures” below for additional information regarding key operating metrics and non-GAAP measures used in this shareholder letter and a reconciliation of GAAP net income (loss) to Adjusted EBITDA. Q1 2026 Shareholder Letter 5

Business Highlights

We believe that fostering direct, meaningful conversations between employers and job seekers is fundamental to our long-term success. For our most satisfied job seekers, one moment consistently defines the ZipRecruiter difference — quickly engaging directly with an employer.

In Q1, we deployed several product enhancements aimed at increasing conversations between employers and job seekers. Below we highlight two initiatives that fueled that growth:

- ***Our next generation search & matching AI engine increased application volume by 37%.*** In Q1, we launched our next generation search and matching AI engine—a leap forward in how we drive more conversations between employers and job seekers. The engine upgrades two critical functions at the heart of our AI matching: a step-change improvement in our model's ability to assess how qualified a candidate is for a role, and a new level of precision in our AI's ability to interpret a job seeker's intent. This new engine is already having a measurable impact: **Application volume from job seekers on the new engine increased by 37%.** While only live for a subset of job seekers, we expect a full rollout to all job seekers by the end of Q2'26.
- ***Be Seen First candidates are nearly 2x more likely to receive a message from an employer.*** We created significant momentum with the January 2026 launch of "Be Seen First," a product designed to help qualified, high-intent job seekers stand out. Candidates can explicitly state why they are excited about a role and highlight their skills. Job seeker adoption for Be Seen First has scaled rapidly, with **more than half of our paid employers now receiving Be Seen First responses on their postings.** Only qualified candidates for a role can utilize this feature, ensuring a high quality experience for employers. **Be Seen First candidates are nearly 2x more likely to receive a message from an employer** than those using traditional applications. We believe driving more messages between employers and job seekers translates into better hiring outcomes, strengthening the value of our platform.


ZipRecruiter
Candidates
Invite to Apply
Post a Job
Dashboard
Jobs
Candidates
Schedule
ZipIntro
Invite to Apply
Resume Database
Messages
Upgrade
Help
Michael Johnson
Sean Setiawan
"Very Interested" candidates are now at the top of your list
See in their own words why they want to be your next hire.
Got it

Q1 2026 Shareholder Letter 6

Capturing job seeker momentum across traditional SEO and Generative AI platforms. At ZipRecruiter, we strive to reach job seekers wherever they begin their search by executing a dual-prong approach aimed at establishing us as the preferred destination across both traditional search engines and emerging AI assistants. On the SEO front, we are seeing strong growth in


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high-intent traffic, despite a year-over-year decline in total web traffic across the category[5]. **In Q1, engaged job seekers, defined as those who applied to job postings, grew 26% year-over-year through organic search.** Simultaneously, we are expanding our distribution across emerging generative AI platforms. In late March, we launched a new **ZipRecruiter app for ChatGPT**, bringing the power of our marketplace directly into the generative AI tool. This integration extends our reach to where job seekers are increasingly starting their search, while demonstrating the strength of the ZipRecruiter brand and marketplace. We see this as an early step in broadening our presence across generative AI platforms and will look to expand our integrations over time. Taken together — our increased share of total traffic, 26% year-over-year growth in engaged job seekers through organic channels, and a new distribution footprint across generative AI platforms — we believe ZipRecruiter is gaining share at a moment when cyclical hiring demand remains muted. That combination does not happen by accident, and we believe it positions us to disproportionately capture volume when the hiring market normalizes.

Empowering employers through enhanced multimedia branding. Over the past 15 years, ZipRecruiter has invested more than $1 billion to establish ZipRecruiter as a household name, **achieving over 80% aided brand awareness on both sides of our marketplace**. We are now leveraging our branding expertise to empower our customers to tell their own stories. In Q1, we rolled out integrated multimedia branded pages for employer listings on ZipRecruiter, powered by


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[5] Similarweb Market Intelligence Platform. Fastest growing online employment marketplace defined by estimated number of total visitors. Results shown are from January 2026 - March 2026 compared to January 2025 - March 2025 for individual domains of http://ZipRecruiter.com compared against leading competitors and not for parent companies, subsidiary sites, partner sites or subchannels. Companies in the online recruiting category focused exclusively on job seeker services excludes LinkedIn.com.

Q1 2026 Shareholder Letter 7

Breakroom, a workplace rating and job marketplace platform, to increase visibility of employers’ brands to job seekers. These pages allow employers to move beyond static text, using images, videos, and testimonials to provide a glimpse into the workplace culture and company values. We look forward to expanding these multimedia pages to employers across our marketplace in the future. Increasing traction with enterprise employers. Investments targeted at larger enterprises and programmatic tools continue to deliver tangible financial results. Adoption of our automated campaign performance solution increased by more than 50% year-over-year in Q1, as employers seek more efficient hiring solutions. Our go-to-market improvements for larger enterprises drove a 5% year-over-year increase in performance marketing revenue in Q1, demonstrating the success that platform optimizations can drive for employers of all sizes. Q1 2026 Shareholder Letter 8

Q1’26 Financial Discussion



Revenue ($ in millions)
$110.1
$112.2
$115.0
$111.7
$107.5
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26

Revenue

Revenue for Q1’26 was $107.5 million, down 2% year-over-year and down 4% quarter-over-quarter. The decrease year-over-year was driven by a soft hiring environment, while the decrease quarter-over-quarter was due to post-holiday seasonality, where paid employers join or return to our platform over the course of the quarter.



Quarterly Paid Employers (000s)
63.5
66.3
67.0
59.1
63.3
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26

Quarterly Paid Employers

We had 63,329 Quarterly Paid Employers in Q1’26, flat year-over-year and up 7% sequentially. Quarterly Paid Employers remained flat year-over-year in spite of macroeconomic volatility, demonstrating stability in our employer base. The 7% sequential increase is consistent with our historical seasonal patterns, as Quarterly Paid Employers typically grow over the course of Q1, after the holiday slowdown in Q4.



Revenue per Paid Employer
$1,734
$1,693
$1,717
$1,889
$1,698
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26

Revenue per Paid Employer

Revenue per Paid Employer for Q1’26 was $1,698, down 2% year-over-year and down 10% sequentially. The year-over-year decrease reflects more muted hiring demand, especially among SMB customers. The sequential decrease is primarily driven by the seasonal growth in Quarterly Paid Employers over the course of Q1, after the holiday slowdown in Q4.



GAAP Gross Margin
89%
89%
89%
89%
89%
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26

Gross Profit and Margin

Gross profit for Q1’26 was $95.6 million, down 3% year-over-year and down 4% sequentially. The declines are driven by lower revenue. Gross margin for Q1’26 remained in line with Q4’25 and Q1’25 at 89%.

Q1 2026 Shareholder Letter 9

Operating Expenses Total operating expenses for Q1’26 were $97.1 million, compared to $110.1 million in Q1’25 and $95.5 million in Q4’25. Total operating expenses decreased year-over-year, primarily due to lower personnel-related expenses and stock-based compensation, and partially offset by higher S&M investments. The sequential increase was primarily due to higher S&M investments, partially offset by lower stock-based compensation. Sales and Marketing (S&M) expenses were $55.0 million in Q1’26, or 51% of revenue, compared to $58.5 million, or 53% of revenue, in Q1’25, and $51.4 million, or 46% of revenue, in Q4’25. The year-over-year decrease is driven by lower personnel-expenses and stock-based compensation, partially offset by higher marketing investments. The quarter-over-quarter increase is driven by higher marketing investments in Q1 and higher personnel-related expenses. Research and Development (R&D) expenses were $26.1 million in Q1’26, or 24% of revenue, compared to $33.3 million, or 30% of revenue, in Q1’25, and $28.4 million, or 25% of revenue, in Q4’25. R&D spend decreased year-over-year and quarter-over-quarter due to lower stock-based compensation and lower personnel-related expenses. General and Administrative (G&A) expenses were $16.0 million in Q1’26, or 15% of revenue, compared to $18.3 million, or 17% of revenue, in Q1’25, and $15.8 million, or 14% of revenue, in Q4’25. The year-over-year decrease is primarily due to lower stock-based compensation and personnel-related expenses, while G&A expenses remained roughly flat sequentially. Q1 2026 Shareholder Letter 10

Adjusted EBITDA Margin
5%
8%
8%
15%
9%
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26

Net Income (Loss) and Adjusted EBITDA

Net loss in Q1'26 was $(4.7) million, or (4)% net loss margin, compared to net loss of $(12.8) million in Q1'25 and net loss of $(0.8) million in Q4'25, equating to (12)% and (1)% net loss margins, respectively. Adjusted EBITDA was $9.7 million, equating to an Adjusted EBITDA margin of 9%, in Q1'26, compared to $5.9 million, with a margin of 5%, in Q1'25, and $16.2 million, with a margin of 15%, in Q4'25. On a year-over-year basis, net loss and Adjusted EBITDA improved due to lower operating expenses, partially offset by lower revenue, while on a quarter-over-quarter basis, net loss increased and Adjusted EBITDA decreased with lower revenue and higher marketing investments in Q1'26.

Fully Diluted Shares

As of March 31, 2026, ZipRecruiter had a fully diluted capitalization of 91 million shares of Class A common stock and Class B common stock. This fully diluted capitalization share count includes all (a) shares of Class A common stock and Class B common stock outstanding and (b) shares of Class A common stock and Class B common stock reserved for issuance to settle outstanding stock options and restricted stock units, but does not include shares of Class A common stock and Class B common stock reserved for future issuance of award grants under ZipRecruiter's equity compensation plans.

In Q1'26, we repurchased 3.5 million shares for an aggregate purchase price of $9.4 million. As of March 31, 2026, the remaining amount available to repurchase under our $750.0 million share repurchase program was $111.8 million.



Cash, Cash Equivalents & Marketable Securities ($ in millions)
$468.2
$421.2
$411.0
$409.1
$393.5
Mar-25
Jun-25
Sep-25
Dec-25
Mar-26

Cash, Cash Equivalents and Marketable Securities

Cash, cash equivalents and marketable securities totaled $393.5 million as of March 31, 2026, compared to $468.2 million as of March 31, 2025, and $409.1 million as of December 31, 2025. The decreases in cash, cash equivalents and marketable securities year-over-year and quarter-over-quarter were primarily due to repurchases of Class A common stock under our share repurchase program and cash flow from operations.

Q1 2026 Shareholder Letter
11

Financial Outlook Quarterly Guidance Following Q1 results, our Q2 revenue guidance of $112.0 million at the midpoint represents a return to flat revenue year-over-year and 4% growth quarter-over-quarter, demonstrating the impact of our hiring solutions despite underlying macro headwinds. Q2’26 Adjusted EBITDA guidance is $13.0 million at the midpoint, representing a 12% margin. Looking ahead, we continue to expect hiring demand to follow a typical seasonal cadence throughout 2026, albeit at subdued levels. Under this scenario, we expect to achieve flat year-over-year revenue in 2026 compared to the 5% decline in 2025. In this scenario, we also believe Adjusted EBITDA margins can expand by 5 percentage points versus 2025, to 14%, consistent with the scenario outlined last quarter. This margin expansion reflects our commitment to operational efficiency alongside targeted investments aimed at capturing growth. As the macro environment evolves, we continue to remain nimble and committed to driving more meaningful conversations between employers and job seekers. We believe this creates value for both sides of our marketplace, positioning ZipRecruiter to outperform the broader hiring category over the long term. Q1 2026 Shareholder Letter 12

Forward-Looking Statements This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this shareholder letter that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our market opportunity and market share; statements under the section titled “Financial Outlook”; statements regarding the effects of seasonal trends on our results of operations; statements regarding our financial performance showing signs of momentum and our expected financial performance and operational performance for the second quarter of 2026 and fiscal year 2026; statements regarding our expected future revenue growth, Adjusted EBITDA profitability and key strategies and investments; statements regarding the long term health of the U.S. labor market and expected hiring activity; statements regarding volatility in the U.S. economy; statements regarding our new products or product improvements, including, but not limited to, our next generation search and matching engine, our automated campaign optimization solution, our ZipRecruiter app for ChatGPT, and Be Seen First and the use of artificial intelligence in our products, and the expected performance thereof, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: our ability to attract and retain employers and job seekers; our ability to compete with well-established competitors and new entrants; our ability to achieve and/or maintain profitability; our ability to maintain, protect and enhance our brand and intellectual property; our dependence on macroeconomic factors, including potential unfavorable changes in U.S. trade or other policies, such as U.S. tariff policies, and the potential negative economic consequences thereof; our ability to maintain and improve the quality of our platform; our dependence on the interoperability of our platform with mobile operating systems that we do not control; our ability to successfully implement our business plan during a global economic downturn that may impact the demand for our services or have a material adverse impact on our and our business partners’ financial condition and results of operations; our ability and the ability of third parties to protect our users’ personal or other data from a security breach and to comply with laws and regulations relating to consumer data privacy and data protection; our ability to detect errors, defects or disruptions in our platform; our ability to comply with the terms of underlying licenses of open source software components on our platform; our ability to expand into markets outside the United States; our ability to achieve desired operating margins; our compliance with a wide variety of U.S. and international laws and regulations; our reliance on Amazon Web Services; our ability to mitigate payment and fraud risks; our dependence on our senior management and our ability to attract and retain new talent; and the other important risk factors more fully discussed and described in documents we have filed with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2025 that we filed with the SEC and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 that we will file with the SEC. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this shareholder letter relate only to events or information as of the date on which the statements are made in this letter. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. Q1 2026 Shareholder Letter 13

Conference Call Details We will host a conference call to discuss our financial results on Thursday, May 7, 2026, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from ZipRecruiter’s Investor Relations website. An archived version will be available on the website two hours after the call.   Investors and analysts can participate in the conference call by dialing +1 (833) 461-5787 or +1 (585) 542-9983 for callers outside the United States, and using the conference ID 529851840. Q1 2026 Shareholder Letter 14

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (in thousands) Q1 2026 Shareholder Letter 15

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (in thousands, except per share amounts) Q1 2026 Shareholder Letter 16

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands) Q1 2026 Shareholder Letter 17

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA (UNAUDITED) (in thousands, except Adjusted EBITDA margin data) RECONCILIATION OF GAAP TO NON-GAAP COST OF REVENUE (UNAUDITED) (in thousands) Q1 2026 Shareholder Letter 18

RECONCILIATION OF GAAP TO NON-GAAP OPERATING EXPENSES (UNAUDITED) (in thousands) FULLY DILUTED SHARES (UNAUDITED) (in thousands) Q1 2026 Shareholder Letter 19

Key Operating Metrics and Non-GAAP Financial Measures This shareholder letter includes certain key operating metrics, including Quarterly Paid Employers and Revenue per Paid Employer, and non-GAAP financial measures, including Non-GAAP cost of revenue, Non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin. We define Paid Employers as any actively recruiting employer(s) (or entities acting on behalf of an employer) on a paying subscription plan or performance marketing campaign for at least one day. Paid Employer(s) excludes employers from our Job Distribution Partners or other indirect channels, employers who are not actively recruiting, and employers on free trial. Job Distribution Partners are defined as third-party sites who have a relationship with us and advertise jobs from our marketplace. Quarterly Paid Employers means, with respect to any fiscal quarter, the count of Paid Employers during such fiscal quarter. Revenue per Paid Employer is the total company revenue in a particular period divided by the count of Quarterly Paid Employers in the same period. We define Non-GAAP cost of revenue as our cost of revenue before stock-based compensation expense, and depreciation and amortization. We define Non-GAAP operating expenses as our operating expenses before stock-based compensation expense, and depreciation and amortization. We define Adjusted EBITDA as our net income (loss) before interest expense, other (income) expense, net, income tax expense (benefit) and depreciation and amortization, adjusted to eliminate stock-based compensation expense. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue for the same period. Management and our board of directors use these key operating metrics and non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing our operating performance on a consistent basis, as they remove the impact of some items not directly resulting from our core operations. We also use these key operating metrics and non-GAAP financial measures for planning purposes, including the preparation of our internal annual operating budget and financial projections, to evaluate the performance and effectiveness of our strategic initiatives and to evaluate our capacity for capital expenditures to expand our business. Non-GAAP cost of revenue, Non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin should not be considered in isolation, as an alternative to, or superior to net income (loss), revenue, cash flows or other measures derived in accordance with GAAP. These non-GAAP measures are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Management believes that the presentation of non-GAAP financial measures is an appropriate measure of operating performance because they eliminate the impact of some expenses that do not relate directly to the performance of our underlying business. These non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or other items. Additionally, Adjusted EBITDA and Adjusted EBITDA margin are not intended to be a measure of free cash flow for management’s discretionary use, as they do not reflect our tax payments and certain other cash costs that may recur in the future, including, among other things, cash requirements for costs to replace assets being depreciated and amortized including our capitalized internal use software. Management compensates for these limitations by relying on our GAAP results in addition to using Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of our performance. Our measures of Adjusted EBITDA and Adjusted EBITDA margin used herein are not necessarily comparable to similarly titled captions of other companies due to different methods of calculation. We are not able to provide a reconciliation of forward-looking Adjusted EBITDA and Adjusted EBITDA margin for Q2’26 or the full fiscal year 2026 to net income (loss) and net income (loss) margin, the comparable GAAP measures, respectively, because certain items that are excluded from non-GAAP financial measures cannot be reasonably predicted or are not in our control. In particular, we are unable to forecast the timing or magnitude of stock-based compensation or amortization of internal-use software, as applicable, without unreasonable efforts, and these items could significantly impact, either individually or in the aggregate, GAAP measures in the future. See the tables above regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures. Q1 2026 Shareholder Letter 20